EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated July 29, 2016, appearing in Post-Effective Amendment No. 49 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 29, 2016

SUSAN A. PEREIRA
Susan A. Pereira
Senior Counsel and Vice President

Boston, Massachusetts

February 27, 2017